UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 23, 2011 (June 20, 2011)

CHINA BIOLOGIC PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34566	75-2308816
(State or other jurisdiction of	(Commission File No.)	(IRS Employer ID No.)
incorporation or organization)

No. 14 East Hushan Road,
Tai'an City, Shandong, 271000
People's Republic of China
(Address of Principal Executive Offices)

86-538 -620-2306
Registrant's telephone number, including area code

_____________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

China Biologic Products, Inc. (the “Company”) held its 2011 Annual Shareholders’ Meeting on Monday, June 20, 2011. Proxies for the Annual Meeting were solicited pursuant to the Company's proxy statement filed on April 29, 2011 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934 (the "Proxy Statement").

The Company’s shareholders considered four proposals, each of which is described in the Proxy Statement. A total of 15,702,098 shares were represented in person or by proxy, or 64.5% of the total shares outstanding. The final results of votes with respect to the proposals submitted for shareholder vote at the Annual Meeting are set forth below.

Proposal 1 - Election of Directors

Shareholders elected Siu Ling Chan, Sean Shao, Xiangmin Cui, Tong Jun Lin, Chong Yang Li, Bing Li and Wenfang Liu as Directors as follows:

Director	For	Abstain
Siu Ling Chan	15,696,556	5,542
Sean Shao	15,619,606	82,492
Xiangmin Cui	15,693,170	8,928
Tong Jun Lin	11,100,546	4,601,552
Chong Yang Li	14,874,769	827,329
Bing Li	15,699,056	3,042
Wenfang Liu	11,106,432	4,595,666

Proposal 2 - Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

Shareholders approved ratification of the appointment of KPMG as the Company’s independent public accounting firm for the fiscal year ending December 31, 2011.

For	Against	Abstain
15,696,866	3,220	2,012

Proposal 3 – Advisory Vote on Executive Compensation

Shareholders approved the executive compensation.

For	Against	Abstain
11,096,524	4,598,887	6,687

Proposal 4 – Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation

Shareholders approved having an advisory vote every year on executive compensation.

Every year	Every two years	Every three years	Abstain
11,062,944	3,665	36,548	4,598,941

There were no broker non-votes for any of the proposals submitted for shareholder vote at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2011	CHINA BIOLOGIC PRODUCTS, INC.

By: /s/ Chao Ming Zhao
Chao Ming Zhao
Chief Executive Officer